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                                                                     EXHIBIT 3.3

                          AGREEMENT AND PLAN OF MERGER
                           OF ANSYS DIAGNOSTICS, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                            ANSYS DIAGNOSTICS, INC.,
                            A CALIFORNIA CORPORATION


               THIS AGREEMENT AND PLAN OF MERGER dated as of May 22, 1999, (the "AGREEMENT") is entered into by and between ANSYS Diagnostics, Inc., a Delaware corporation ("ANSYS-DELAWARE" or the "SURVIVING CORPORATION"), and ANSYS Diagnostics, Inc., a California corporation ("ANSYS-CALIFORNIA"). ANSYS-Delaware and ANSYS-California are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                                 R E C I T A L S

               A. ANSYS-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has authorized capital stock of 35,000,000 shares, 30,000,000 of which are designated "Common Stock," par value $.0001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $.0001 per share. Four Thousand (4,000) shares are designated Series A Redeemable Preferred Stock and Fourteen Thousand (14,000) shares are designated Series B Convertible Preferred Stock. As of the date hereof, 1,000 shares of Common Stock are issued and outstanding, all of which are held by ANSYS-California. No shares of Preferred Stock are outstanding.

               B. ANSYS-California is a corporation duly organized and existing under the laws of the State of California and has authorized capital stock of 35,000,000 shares, 30,000,000 of which are designated "Common Stock," no par value, and 5,000,000 of which are designated, "Preferred Stock," no par value. As of the date hereof, 5,558,472 shares of Common Stock are issued and outstanding and 956,620 shares of Common Stock are subject to issuance upon exercise of outstanding stock options. As of the date hereof, 18,000 shares of Preferred Stock are issued and outstanding, of which 4,000 shares are Series A Redeemable Preferred Stock and 14,000 shares are Series B Convertible Preferred Stock.

               C. The Board of Directors of ANSYS-California has determined that, for the purpose of effecting the reincorporation of ANSYS-California in the State of Delaware, it is advisable and in the best interests of ANSYS-California that ANSYS-California merge with and into ANSYS-Delaware upon the terms and conditions herein provided, with ANSYS-Delaware as the surviving corporation.

               D. The respective Boards of Directors of ANSYS-Delaware and ANSYS-California have approved this Agreement and have directed that this Agreement be submitted to a vote of the sole stockholder of ANSYS-Delaware and shareholders of ANSYS-California, respectively, and be executed by the undersigned officers.

               E. ANSYS-Delaware is a wholly-owned subsidiary of ANSYS-California.

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               NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ANSYS-Delaware and ANSYS-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

               1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, ANSYS-California shall be merged with and into ANSYS-Delaware (the "MERGER"). By virtue of the Merger, the separate existence of ANSYS-California shall cease and ANSYS-Delaware shall continue as the surviving corporation under the name "ANSYS Diagnostics, Inc."

               1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

                        (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of ANSYS-California in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

                        (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

                        (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and California General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

               The date and time when the Merger shall become effective, as aforesaid, is herein called the "EFFECTIVE DATE OF THE MERGER."

               1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of ANSYS-California shall cease and ANSYS-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and ANSYS-California's Board of Directors, (iii) shall succeed, without other transfer or action on the part of any other party, to all of the assets, rights, powers and property of ANSYS-California in the manner more fully set forth in
Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of ANSYS-Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer or other action on the part of any other party, to all of the debts, liabilities and obligations of ANSYS-California in the same manner as if ANSYS-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

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                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

               2.1 Certificate of Incorporation. The Certificate of Incorporation of ANSYS-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

               2.2 Bylaws. The Bylaws of ANSYS-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

               2.3 Directors and Officers. The directors and officers of ANSYS-California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

               3.1 Conversion of ANSYS-California Capital Stock. Subject to the terms and conditions of this Agreement, upon the Effective Date of the Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock thereof:

               (a) Each share of Common Stock, no par value, of ANSYS-California issued and outstanding immediately prior to the Effective Date of the Merger shall be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.0001 per share, of the Surviving Corporation;

               (b) Each share of Series A Redeemable Preferred Stock, no par value, of ANSYS-California issued and outstanding immediately prior to the Effective Date of the Merger shall be converted into and exchanged for one (1) fully paid and nonassessable share of Series A Redeemable Preferred Stock, par value $.0001 per share, of the Surviving Corporation; and

               (c) Each share of Series B Convertible Preferred Stock, no par value, of ANSYS-California issued and outstanding immediately prior to the Effective Date of the Merger shall be converted into and exchanged for one (1) fully paid and nonassessable share of Series B Convertible Preferred Stock, par value $.0001 per share, of the Surviving Corporation;

               3.2 ANSYS-California Stock Options.

                        (a) Upon the Effective Date of the Merger, each option to purchase shares of Common Stock of ANSYS-California (an "OPTION"), whether vested or unvested, outstanding and unexercised immediately prior to the Effective Date of the Merger shall be assumed by the Surviving Corporation and shall be converted, subject to the provisions in paragraph 3.3(b) below, on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of ANSYS-California Common Stock issuable pursuant to any such Option,


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into an option to purchase the Surviving Corporation's Common Stock on the same terms and conditions set forth in such Option. The Surviving Corporation shall also assume all of the rights and obligations of ANSYS-California under its 1990 Stock Option Plan (the "1990 Plan") and its 1997 Stock Incentive Plan (the "1997 PLAN"). The 1990 Plan and 1997 Plan are sometimes collectively referred to herein as the "PLAN."

                        (b) One (1) share of the Surviving Corporation's Common Stock shall be reserved for issuance (i) under the Plan for each share of Common Stock of ANSYS-California so reserved immediately prior to the Effective Date of the Merger and (ii) upon the exercise of any Option issued outside of the Plan for each share of Common Stock of ANSYS-California so reserved immediately prior to the Effective Date of the Merger.

                        (c) Following the Effective Date of the Merger, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

               3.3 ANSYS-Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, par value $.0001 per share, of ANSYS-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by ANSYS-Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

               3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Common Stock or Preferred Stock of ANSYS-California may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "EXCHANGE AGENT"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Common Stock or Preferred Stock of ANSYS-California shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which such shares of Common Stock or Preferred Stock of ANSYS-California were converted in the Merger.

               The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to, and to receive dividends and other distributions upon, the shares of Common Stock or Preferred Stock of the Surviving Corporation, as the case may be, represented by such outstanding certificate as provided above.

               Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ANSYS-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving


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Corporation in compliance with applicable laws, or such other additional legends as agreed upon by the holder and the Surviving Corporation.

               If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                                   IV. GENERAL

               4.1 Covenants of ANSYS-Delaware. ANSYS-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                        (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

                        (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by ANSYS-Delaware of all of the franchise tax liabilities of ANSYS-California.

                        (c) Take such other actions as may be required by the California General Corporation Law to effect the Merger.

               4.2 Further Assurances. From time to time, as and when required by ANSYS-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ANSYS-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ANSYS-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ANSYS-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of ANSYS-Delaware are fully authorized in the name and on behalf of ANSYS-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

               4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ANSYS-California or of ANSYS-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of ANSYS-California.

               4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware; provided, that an amendment made subsequent to the adoption of this Agreement by the shareholders of ANSYS-California or sole


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stockholder of ANSYS-Delaware shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

               4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The registered agent of the Surviving Corporation at such address is National Registered Agents, Inc.

               4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 25200 Commercentre Drive, Lake Forest, California 92630, and copies thereof will be furnished to any shareholder or stockholder of either Constituent Corporation, upon request and without cost.

               4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

               4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               4.9 Approval of ANSYS-California as Sole Stockholder of ANSYS-Delaware. By its execution and delivery of this Agreement, ANSYS-California, as sole stockholder of ANSYS-Delaware, consents to, approves and adopts this Agreement and approves the Merger. ANSYS-California agrees to execute such further instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of ANSYS-Delaware.

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               IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of ANSYS Diagnostics, Inc., a Delaware corporation, and ANSYS Diagnostics, Inc., a California corporation, is hereby executed on behalf of each of such corporations and attested by their respective officers thereunto duly authorized.

Dated: May 22, 1999                         ANSYS DIAGNOSTICS, INC.,
                                            a Delaware corporation



                                            By: /s/ STEPHEN K. SCHULTHEIS
                                                --------------------------------
                                                Stephen K. Schultheis, President


ATTEST:


/s/ SUZANNE M. DAVID
-------------------------------
Suzanne M. David, Secretary



                                            ANSYS DIAGNOSTICS, INC.,
                                            a California corporation



                                            By: /s/ STEPHEN K. SCHULTHEIS
                                                --------------------------------
                                                Stephen K. Schultheis, President


ATTEST:


/s/ SUZANNE M. DAVID
-------------------------------
Suzanne M. David, Secretary




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